                             (Face of Security)

                     11 3/4% SERIES B SENIOR SUBORDINATED DISCOUNT
                              DEBENTURE DUE 2009



Cusip No.                                                  $

                              JORDAN INDUSTRIES, INC.

promises to pay to CEDE & CO.

or registered assigns,

the principal sum of                                   Dollars on April 1, 2009

Interest Payment Dates: October 1 and April 1

Record Dates: September 15 and March 15

Dated:

Authenticated:

FIRST TRUST NATIONAL ASSOCIATION,         JORDAN INDUSTRIES, INC.
as Trustee


By:                                       By:
   -----------------------------             ----------------------------
       Authorized Signature


OR


By:
   -----------------------------

By:                              (SEAL)
   -----------------------------
       Authorized Signature


This is one of the Securities referenced in the within-mentioned indenture.

Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. The Depository Trust Company shall act as the Depository until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY Person IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     Additional provisions of this Security are set forth on the other side of this Security.

                               (Back of Security)

                     11 3/4% SERIES A SENIOR SUBORDINATED
                         DISCOUNT DEBENTURE DUE 2009

     1. INTEREST. Jordan Industries, Inc. (the "Company") promises to pay interest on the principal amount of the Securities at the rate and in the manner specified below. The Company will pay Liquidated Damages pursuant to
Section 5 of the Registration Rights Agreement referred to below. Interest will not accrue on the Securities prior to April 1, 2002. Thereafter, interest on the Securities will accrue at 11 3/4% per annum and will be payable semiannually in cash on October 1 and April 1 of each year, or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from April 1, 2002; provided that the first Interest Payment Date shall be October 1, 2002. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate of 2% per annum in excess of the interest rate then in effect and shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the record date for the next interest Payment Date even if such Securities are canceled after such record date and on or before such Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments on such Securities. The Company will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest and Liquidated Damages, if any, by check payable in such money, and any such check may be mailed to a Holder's registered address; provided that payment by wire transfer of immediately available funds will be required with respect to principal, premium, if any, interest and Liquidated Damages, if any, on all Global Securities.

     3. PAYING AGENT AND REGISTRAR. First Trust National Association (the "Trustee") will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Securities under an Indenture, dated as of April 2, 1997, (the "Indenture), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the original issuance of the Securities (the "Trust Indenture Act"). The Securities are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned them in the Indenture). The Securities are unsecured general obligations of the Company limited to $133,075,293 in aggregate principal amount.

     5. OPTIONAL REDEMPTION. (a) Except as described in paragraph 5(b) below the Securities may not be redeemed at the option of the Company prior to April 1, 2002. During the twelve (12) month period beginning April 1, of the years indicated below, the Securities will be redeemable at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Securities on the date of redemption) set forth below, plus any accrued and unpaid interest to the date of redemption:


            YEAR                                PERCENTAGE
           ------                               ----------

           2002 .............................   105.87500%
           2003 .............................   102.93750%
           2004 and thereafter ..............   100.00000%


     6. MANDATORY REDEMPTION. Subject to the Company's obligation to make an offer to purchase Securities under certain circumstances pursuant to
Section 4.13 and 4.14 of the Indenture (as described in paragraph 7 below), the Company is not required to make any mandatory redemption, purchase or sinking fund payments with respect to the Securities.

     7. MANDATORY OFFERS TO PURCHASER SECURITIES. (a) Following the occurrence of a Change of Control (the "Change of Control Trigger Date"), the Company will be required to offer (a "Change of Control Offer") to purchase all outstanding Securities at a purchase price equal to 101% of the Accreted Value of such Securities, plus any accrued and unpaid interest from April 1, 2002 to the purchase date if such purchase occurs after April 1, 2002; provided, however, that if any outstanding Senior Indebtedness is required or entitled pursuant to its terms to be redeemed or purchased by the Company upon a Change of Control, the Change of Control Trigger Date shall be the first date on which all such Senior Indebtedness that elects, or is required to be, redeemed or purchased as a result of the Change of Control has been redeemed or purchased.

     (b) If the Company or any Restricted Subsidiary consummates one or more Asset Sales and does not use all of the Net Proceeds from such Asset Sales as provided in the Indenture, the Company will be required, under certain circumstances, to utilize the Excess Proceeds from such Asset Sales to offer (an "Asset Sale Offer") to purchase Securities at a purchase price equal to 100% of the Accreted Value of the Securities, plus any accrued and unpaid interest from April 1, 2002 to the purchase date if such purchase occurs after April 1, 2002. If the Excess Proceeds are insufficient to purchase all Securities tendered pursuant to any Asset Sale Offer, the Trustee shall select the Securities to be purchased in accordance with the terms of the Indenture.

     (c) Holders may tender all or, subject to paragraph 8 below, any portion of their Securities in a Change of Control Offer or Asset Sale Offer (collectively, an "Offer") by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

     (d) The Company will comply with Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations to the extent applicable to any Offer.

     8. NOTICE OF REDEMPTION OR PURCHASE. Notice of an optional redemption or an Offer will be mailed to each Holder at its registered address at least
30 days but not more than 60 days before the date of redemption or purchase. Securities may be redeemed or purchased in part, but only in principal amount of at least $1,000 unless all Securities held by a Holder are to be redeemed or purchased. On or after any date on which Securities are redeemed or purchased, interest ceases to accrue on the Securities or portions thereof called for redemption or accepted for purchase on such date.

     9. SUBORDINATION. The Securities are subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Indebtedness. In the event of an Insolvency or Liquidation Proceeding or upon the maturity of any Senior Indebtedness, whether by lapse of time, acceleration or otherwise, the holders of Senior Indebtedness must be paid in full in cash before any payment of principal of, or premium, if any, or interest (including any Post-Petition Interest) on, the Securities. The Company agrees, and each Holder by accepting a Security consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

     10. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Securities may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption or tendered pursuant to an Offer. Also, it need not exchange or register the transfer of any Securities for a period of 15 Business Days before a selection of Securities to be redeemed or between a record date and the next succeeding Interest Payment Date.

     11. PERSONS DEEMED OWNERS. The registered holder of a Security may be treated as its owner for all purposes.

     12. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing Default (except a payment Default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Holder, the Indenture or the Securities may be amended to: cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated
Securities: provide for the assumption by another corporation of the Company's obligations to Holders in the event of a merger or consolidation of the Company in which the Company is not the surviving corporation or a sale of substantially all of the Company's assets to such other corporation; comply with the SEC's requirements to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or, make any change that does not materially adversely affect any Holder's rights under the Indenture. Certain providions of the Indenture cannot be amended without the consent of holders of Senior Indebtedness.

     13. DEFAULTS AND REMEDIES. Events of Default include: default for 30 days in payment of interest on the Securities; default in payment of principal of or premium, if any, on the Securities; failure by the Company for 30 days after notice to it to comply with any of its other agreements or covenants in, or provisions of, the Indenture or the Securities; certain defaults under and acceleration prior to maturity, or failure to pay at maturity, of certain other Indebtedness; certain final judgments that remain undischarged; and, certain events of bankruptcy or insolvency involving the Company or any Restricted Subsidiary that is a Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be immediately due and payable in an amount equal to the Accreted Value of such Securities, plus any accrued and unpaid interest; provided, however, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the Accreted Value of, and any accrued and unpaid interest on, the Securities becomes due and payable immediately without further action or notice, provided further that if any Indebtedness is outstanding under the Credit Agreement or the New Credit Agreement, upon a declaration of acceleration of the Securities, the Accreted Value of, and any accrued and unpaid interest on, the Securities shall not be payable until the earlier of (1) the day which is five Business Days after notice of acceleration is given to the Company and the Credit Agent, or (2) the date of acceleration of the Indebtedness under the Credit Agreement or the New Credit Agreement, as the case may be. Subject to certain exceptions, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power, provided that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of Holders unless such Holders have offered to the Trustee security and indemnity satisfactory to it. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may withhold from Holders notice of any continuing default (except a payment Default) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Affiliate, and may otherwise deal with the Company or any Affiliate, as if it were not Trustee.

     15. NO RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder of the Company shall have any liability for any Obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation. Each Holder by accepting a Security waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Securities.

     16. SUCCESSOR SUBSTITUTED. Upon the consolidation or merger by the Company with or into another corporation, or upon the sale, conveyance, lease or other disposition of all or substantially all of its assets to another corporation, in accordance with the Indenture, the corporation surviving any such merger or consolidation (if not the Company) or the corporation to which such assets were sold or transferred to shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such surviving or other corporation had been named as the Company in the Indenture.

     17. GOVERNING LAW. This Security shall be governed by and construed in accordance with the internal laws of the State of New York.

     18. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U G M A (= Uniform Gifts to Minors Act).

     20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the

Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the securities.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Request may be made to:

                     Jordan Industries, Inc.
                     1751 Lake Cook Road
                     ArborLake Centre
                     Suite 550
                     Deerfield, Illinois 60015
                     Attention: Secretary

                                ASSIGNMENT FORM

     To assign this Security, fill in the form below:
(I) or (we) assign and transfer this Security to:

                 ---------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

                 ---------------------------------------------

                 ---------------------------------------------

                 ---------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint
               as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:             Your Signature:
     -----------                 ----------------------------------------------
                                (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:




- ---------------------------------

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you elect to have this Security purchased by the Company pursuant to
Section 4.13 of the Indenture, check the box: [ ]

     If you elect to have this Security purchased by the Company pursuant to
Section 4.14 of the Indenture, check the box: [ ]

     If you elect to have only part of this Security purchased by the Company pursuant to Section 4.13 or 4.14 of the Indenture, state the amount (principal amount of at least $1,000 only):


$
 -----------------------------

Date:                      Your Signature:
     ----------------                    -------------------------------------
                                         (Sign exactly as your name appears on
                                          the other side of the Security)


Signature Guarantee:




- ---------------------------------